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                                                                    Exhibit 23.1

To the Shareholders
Florida Progress Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

St. Petersburg, Florida
March 23, 1999